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                                                                     Exhibit 5.1



                                November 13, 2001


                                                         [BINGHAM DANA LOGO]



Wave Systems Corp.
480 Pleasant Street
Lee, MA 01238

         Re:  REGISTRATION STATEMENT ON FORM S-3
              ----------------------------------

Ladies and Gentlemen:

We have acted as counsel for Wave Systems Corp., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 333,000 shares of Class A common stock, $0.01 par value per share, of the Company (the "Shares"), to be offered by a certain stockholder of the Company (the "Selling Stockholder"), pursuant to a Registration Statement on Form S-3, filed by the Company with the Securities and Exchange Commission on November 13, 2001.

We have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document. We have further assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                                Very truly yours,


                                                BINGHAM DANA LLP